Property Evaluation Report

on the

Gaoping Phosphate Property

Tanjiachang Phosphorite Area, Chenxi County, Hunan Province, Peoples Republic of China

For

Silver Castle Investments (Hong Kong)

Chenxi County Hongyu Mining Co. Ltd.

And Sterling Group Ventures Inc.

STERLING GROUP VENTURES INC.

308 -1228 MARINASIDE CR.,

VANCOUVER B.C. V6Z 2W4

NT&A

Effective Date:

November 1st, 2011

Norm Tribe, P.Eng.

Amended:

November 11, 2013


PROFESSIONAL
PROVINCE
OF
N. L. TRIBE
BRITISH
COLUMBIA
ENGINEER

Property Evaluation Report for the Gaoping Phosphate Property

Table of Contents

Property Evaluation Report for the Gaoping Phosphate Property

List of Illustrations

Property Evaluation Report for the Gaoping Phosphate Property

List of Appendices

Property Evaluation Report for the Gaoping Phosphate Property

Summary

The purpose of this report is to provide an evaluation of the Gaoping Property Chenxi County, Hunan Province, China.

The Sterling Group Ventures Inc. through its wholly owned subsidiary in Hong Kong, Silver Castle Investments Inc. has acquired a Mining Lease covering a Phosphorite property 37 kilometers east of Chenxi in the Tanjiachang Phosphorite area. The lease is 0.425 square kilometers above an elevation of 510 meters.

The property has had artisan production for many years and an opportunity for an organized formal mining endeavor appears favorable.

Inferred Resource is 2,293,787 tonnes of 24.53% % P_2O_5 within the mining lease.


PROFESSIONAL
PROVINCE OF
N. L. TRIBE
BRITISH COLUMBIA
ENGINEER

Introduction

This report is written at the request of Richard (Xuxin) Shao, President of Sterling Group Ventures Inc. (Sterling) for the purpose of providing an assessment and evaluation of the phosphorite property. The property is owned by Silver Castle Investments Ltd. (Hong Kong), Chenxi County Hongyu Mining Co. and Sterling Group Ventures Inc., in Chenxi County, Hunan Province, in the People's Republic of China. The property consists of a fully permitted mining lease.

The scope of this report was to visit the property and evaluate the mineralization and the potential for commercial mining of the phosphorite for the various agricultural applications both locally in South East China and as an export commodity.

Various papers translated from the Mandarin Chinese were provided by Sterling and serve the basis of much of the information in this report.

Reliance on Other Experts.

The writer is required by NI 43-101 to include a description of the property titles and the terms of any legal agreements. The writer does not speak or read Mandarin Chinese and so must rely on interpreters for this information and much of the other information presented in this report.

The writer is not familiar with Chinese Mining law except in a very general sense and must rely on the company interpretation of the various documents and their significance.


Beijing
Shanghai
Property location
Hong Kong

Figure #1 Location map of Hunan Province and Chenxi County


PROFESSIONAL
N. L. TRIBE
BRITISH
ENGINEER

Property Description and Location

The property is located in Hunan Province in South Eastern China some 250 kilometers west of the Provincial Capital of Changsha and 120 kilometers north east of the regional center of Huaihua and 38 kilometers east of the County seat at Chenxi. There are several flights per day into Changsha from Beijing or Shanghai and three flights per week into Huaihua. Several daily bus schedules

are available from Changsha to Huaihua. This trip takes about six hours and leaves every couple of hours. Reservations are required. Huaihua is a city of about six million people. The County of Chenxi has a population of five million and the city of Chenxi is the county seat. Chenxi has no air service and is quite agrarian in its culture.

The Gaoping Phosphate property consists of a mining lease outlined by the following UTM Coordinates:

1、X=3102000 Y=37444690 2、X=3102985 Y=37444925

3、X=3103920 Y=37445430 4、X=3104210 Y=37445300

5、X=3104593 Y=37445604 6、X=3104555 Y=37445715

7、X=3104215 Y=37445465 8、X=3103910 Y=37445600

9、X=3102915 Y=37445065 10、X=3102000 Y=37444850

See Figure #3 below or Figure #8 Plan Map in the Map packet.

The Gaoping Phosphate Mining Lease is 0.425 km^2 and the elevation is from +600 m to +510m. These 10 boundary points of Gaoping Phosphate Mining Lease are surveyed by official land surveyors. Mining leases in China are taxed according to the area they cover. In order to minimize the tax burden on this evolving enterprise the size of the mining lease has been deliberately kept small.

The Geographical coordinates of mine ranges :

Longitude East 110°26'15 " ~ 110°27'05",

Latitude North 28°01'49" ~ 28°03'14".

The Mining Lease is shown in orange in Figure #3 below.

The Gaoping Mining Lease is the only firm title that the company has at this time.

Figure #2 Location Map of the Tanjiachang Phosphorite Area at Gaoping



GAOPING
Laifeng
Longshan
Sangzhi
Zhangjiajie
Cili
Shimen
Jinshi
Huarong
Yueyang
Changde
Taoyuan
Anxiang
Nanxian
Tongcheng
Yuanjiang
Yiyang
Baojing
Guzhang
Huayuan
Yuanling
Jishou
Anhua
Taojiang
Ningxiang
Wangcheng
Changsha
Liuyang
Chenxi
Xupu
Zhexi Shuiku
Longtian
Xiangtan
Zhuzhou
Shaoshan
Fenghuang
Xinhua
Lianyuan
Lengshuijiang
Loudi
Xiangxiang
Yichun
Tongren
Huaihua
Shuangfeng
Pingxiang
Wanshan
Zhongfang
Xinshao
Shaodong
Heng Shan
Hengshan
Longhui
Shaoyang
Hengdong
Hongjiang
Dongkou
Youxian
Tianzhu
Huitong
Hengyang
Chaling
Yongxin
Xiushui
H U N A N

Figure #2 Location Map of the Tanjiachang Phosphorite Area at Gaoping.

PROFESSIONAL ENGINEER
PROVINCE
N. L. TRIBE
BRITISH COLUMBIA


PROFESSIONAL ENGINEER
PROVINCE OF BRITISH COLUMBIA
N. L. TRIBE
3115000N
3110000N
3105000N
PHOSPHORITE BED
FAULT
MINING LEASE BOUNDARY
STERLING GROUP VENTURES INC.
Hong Kong Silver Castle Investments
Chenxi County Hongyu Mining Co.
COMPOSITE TOPOGRAPHY MAP
SHOWING THE PHOSPHORITE BED
AND THE MINING CLAIM BOUNDARY.
DATE - SEPTEMBER 1, 2001
DRAWN BY - N.L.T.
SCALE - NTS
N. TRIBE & ASSOCIATES LTD.

Figure #3 Map of the Mining Lease (Orange).

Accessibility, Climate, Local Resources, Infrastructure and Physiography

The Gaoping Phosphate Mining Lease is located in Chenxi County. Chenxi City is the county seat and the lease is 36 km. ENE from Chenxi City. The lease area is under the jurisdiction of Tanjiachang Municipality, Chenxi County, Hunan Province, Peoples Republic of China.

Roads in and around Chenxi City are in poor condition but are in the process of being repaired. Outside the city, the highway to the mining area is a narrow, rural agricultural and logging road, but is paved and in good condition. The secondary road turning off the highway about 2 km from the mining area, is less well maintained but is still paved and quite useable by 4x2 vehicles. The road along the mining lease is unpaved and occasionally steep but it is in good condition for a 4x4 vehicle. Logging trucks were using this road during the writers visit and this without problem except that the road is only one lane and passing has to be organized to take place where passing bays exist. The distance between mine site to Tanjiachang is around 7 km. Tanjiachang is connected to Chenxi City town by 30 km of good secondary highway. The total mileage from mine site to Chenxi the County seat is 37 km. The Gaoping Phosphate Mining Lease is 57 km. away from Chenxi Railway Station on Xiang-Qian Railway. Use of this rail service for material transportation is convenient and could prove to be an economic windfall.

Hunan has a humid, subtropical climate. The monsoon rain falls mostly in April, May, and June. July and August are hot and humid. Annual rainfall is 1,250 - 1,750 millimeters (49.2 to 68.9 inches) in Chenxi and is probably higher at the property due to an increase in elevation. Temperatures are 4°C to 8°C in January and 26°C to 30°C in July.

The area is said to have a variety of animals including 70 kinds of mammals, including tigers, bears and macaques, 310 kinds of birds, over 70 kinds of creeping animals and over 160 kinds of fish.

The Lease is in mountainous terrain with steep hill sides forested with native species and some planted pine forest. No wildlife was noted in the area during this writer's visit to the property. The valley bottoms are developed into terraced rice paddies. The coincident phosphate deposits which have been cut by the erosion of the steeply incised valleys has rendered these valley bottoms very fertile. The rice was maturing and headed up during this writer's visit the yield look impressive.

Local infrastructure is at a low level but adequate for small mining. The roads are adequate for startup, the population is moderate with a collection of experienced miners available in the area.

A moderate level power line passes through the property but would require upgrading for heavy industrial use.

Artisanal miners working the property at this time are using readily available trucking contractors, to haul their product to the railhead. Railhead infrastructure is available 58 kilometers away at Chenxi.

Water is abundant in the valley bottoms but will require some infrastructure to accommodate the mining.

History

There is a history of mining in the Gaoping area. In the past, numerous artisanal lead zinc mines have been worked.

In the lease area the phosphorite has been mined for many years and there are at least ten adits old and new, which have accessed the phosphorite and where the local artisanal miners have harvested this material for sale to the local agriculture industry.

Geological Setting and Mineralization

The majority of this geological information is taken directly from a paper entitled *"General Geological Survey Report of Tanjiachang Phosphorite Mining Area,* Chenxi County of Hunan Province" by the Information Center of Land and Resource Department, Hunan Province, 8th June 2004, the translation being edited and smoothed by this writer, for better English.

Regional Geology

The Tanjiachang Lease is located in the Xiuxi-Luojiawan anticlinorium and Tanjiachang syncline. The strata generally occur in an undeformed or weak monoclinal structure.

Strata outcropping in Tanjiachang region ranges from Banxi Group of Upper Proterozoic to Cambrian of the Lower Paleozoic. Below are the detailed descriptions of strata from the old to new:

- Wuqiangxi Formation of Banxi Group, Upper Proterozoic (P_{t3bnw}) It is made up of green grey, red purple epimetamorphic conglomerate, sandstone, slate, tuffite and carbonate together with carbonaceous slate, etc. The bottom of this formation is undetermined.
- Sinian, Upper Proterozoic (Z) It can be divided into Jiangkou Formation, Xiangmeng formation, Jinjiadong formation and Liuchapo formation. These are the main outcropped strata within this mining area.
- Jiangkou Formation (Z_{1j}) It is a set of grey-green, thick layered, coarse feldspar quartz sandstones with small inclusion of moraine conglomerate. This formation is formed in Jiangkou sub-glacier-stage of Early Sinian Glacier Epoch and it is the mix of normal marine sediments and marine glacier sediments. The thickness varies due to changing of sedimentary environments. It lies unconformably beneath the Banxi Group strata.
- Xiangmeng Formation (Z_{1x}) The lower part of this formation is black carbonaceous slabby shale with Manganese-bearing limestone, dolomite and manganese carbonate inclusions. It is the main Manganese ore in Hunan

Province. The thickness of this formation is from 0.8 to 36.0m, relatively consistent. It lies in contact with the underlying Jiangkou Formation.

- Hongjiang Formation (Z_{1h}) Is a yellow-grey, steel-grey moraine conglomerate mudstone, moraine conglomerate sandstone, with a little sandy platy shale, and a thin layer fine sandstone in its lower part. The thickness of this formation is 530m. It lies conformably in contact with the Xiangmeng Formation.
- Jinjiadong Formation (Z_{2j}) Is mainly made of black slabby shale with inclusion of dolomite, limestone, and silicalite (a silica rich zeolite). There are several layers of phosphorite in the middle part of this formation, and there is generally a set of siliceous dolomite beds with thicknesses of 2-5m in the bottom parts of this formation. Thickness of this formation is 37.5- 188m. It lies in contact with the Hongjiang Formation conformably.
- Liuchapo Formation (Z_{2l}) The lower part of this formation is grey, thick layered silicalite while upper part is thin-medium plated silicalite. The top is composed of carbonaceous platy shale. The thickness is 38- 110m. The lower contact is conformable with the Jinjiadong Formation.

Cambrian, Lower Paleozoic (v)

- Xiaoyanxi Formation, Lower Cambrian (v_{1x}) The lower part of this formation is mainly black carbonaceous platy shale with black silicalite, siliceous platy shale inclusion and forming "coal stone" layer locally. There are phosphorus-bearing tubers and elements of Ni, Mo, V, Co, Cu and U in carbonaceous platy shale near the bottom. The upper part is dark-grey thin layer limestone with carbonaceous platy shale, dolomitic shale inclusions. The thickness of this formation is about 300m. It is with conformable contacting to under-laying Sinian strata.
- Tanxi Formation, Middle Cambrian (v_{2t}) This formation is mainly limestone with the lower part containing a black carbonaceous platy shale. The upper part is grey, dark grey laminated carbonaceous argillaceous limestone,

argillaceous limestone, marlstone, etc. The thickness of this formation varies from 100 to 300m. It is conformable with the Xiaoyanxi Formation.

Geological Structure

The regional geological structure is relatively complicated and the main structure is Xiuxi-Luojiawan Anticlinorium with many cross faults.

Xiuxi- Luojiawan Anticlinorium is a set of unsymmetrical anticlinal feature and the axis of anticline is composed of tillite of Hongjiang Formation, lower Sinian. Banxi Group of the Proterozoic is outcropping with an anticlinal axis of NE-SW and the strata in southeast wing of the anticline is from old to new generally with the normal order, Jinjiandong Formation, Liuchapo Formation of Upper Sinian and Xiaoyanxi Formation of Lower Cambrian, etc. The structure is relatively stable.

Tanjiachang syncline is in southeast of this area and the axis is made up of thin layer of limestone of Tanxi Formation, middle Cambrian. The axis direction is nearly North-South and the strata outcrop is complete. The syncline connects with Xiuxi-Luojiawan Anticline in the northwest. Tanjiachang Phosphorite Mining Area is in northwest wing of this syncline.

Xiaolongmen- Nanping regional normal fault crosses the northern part of mine zone and extends hundreds of kilometers regionally. The strike is NNE- SSW, dipping 50°- 70° to the west. This fault leads to local strata missing and duplication.

Tuomutun- Daweixi Regional Fault poorly defined and crosses Tanjiachang Phosphorite Mine Area in southeast part. It leads to variation of strata occurrence and but is without significant influence on the phosphorite beds of the mining area.

Regional Mineral Resources

The main mineral resource with industrial significance in this region is the phosphorite, and is the middle to lower part of Jinjiadong Formation, Upper Sinian.

Some Pb- Zn mineralization has been discovered in the lower part of the Jinjiadong Formation and Cu mineralization has been discovered in middle part of the sandy slabby shale beds. The lower part is green grey laminar sandy slate of the Lower Xiaoyanxi Formation, but the industrial significance of these resources is undeveloped.

Manganese carbonate within black platy shale of Xiangmeng Formation could set up local industry scale operations. Manganese carbonate is easy to process, with good market conditions, providing realistic opportunities to do exploration and development.

Local (Gaoping Mine) Geology

Strata outcropping in the mine area includes Jiangkou Formation, Xiangmeng Formation and Hongjiang Formation of Lower Sinian and Jinjiadong Formation, Liuchapo Formation of Upper Sinian and Xiaoyanxi Formation of Lower Cambrian. The phosphorite deposits lie in the middle part of Jinjiadong Formation. The phosphorite is Interbedded with argillaceous & silty platy shale.

The following are detailed descriptions of strata from the old to new:

- Jiangkou Formation, Lower Sinian (Z_{1j}) This formation is a grey-green, thick layer of coarse feldspar quartz sandstone with small inclusion of moraine conglomerate and moraine conglomerate-bearing sandstone. This formation strikes NNE, dipping to the SEE at 25°- 50°. The thickness within the mining area is at least 300m and the bottom is uncertain. Generally, it is found in the west part of the south of Tanjiachang Phosphorite Area.
- Xiangmeng Formation, Lower Sinian (Z_{1x}) The upper part of this formation is black carbonaceous platy shale with grey sandy slabby shale. The lower part is black carbonaceous slabby shale with Manganese-bearing limestone and dolomite and locally an enriched manganese carbonate inclusion. The orientation of this formation is the same as with the Jiangkou Formation and is in conformable contact with the Jiangkou Formation. The thickness of this banded formation is 35m and is found in the southwest of Tanjiachang Phosphorite Area.
- Hongjiang Formation, Lower Sinian (Z_{1h}) This formation is a yellow, grey green to grey, thick layered massive moraine conglomerate mudstone, moraine

conglomerate fine sandstone with little yellow grey, green grey and thin black bands of sandstone. The orientation of this formation is generally NNE dipping 30°- 50° to the east. The lower contact is with conformable with the Xiangmeng Formation and

the thickness is 500- 530m. It is noted mainly in the west of central part of Tanjiachang Phosphorite Area.

- Jinjiadong Formation, Upper Sinian (Z_{2j}) This formation is the phosphorite bearing stratum and is conformable with the underlying Hongjiang Formation. This formation is from 37.5 to 188m thick. It is seen in the central part of the Tanjiachang Phosphorite Area and there are three lithologic subsections which can be identified within this formation.

- Lower Section (Z_{2j1}) The Lower Section is mainly made of yellow grey platy shale and carbonaceous platy shale with inclusion of silty platy shale. It often contains a layer of siliceous dolomite with thicknesses of 2-5m at the bottom of this sub-section. This subsection is conformable with the Hongjiang Formation. Quartz veins develop irregularly within siliceous dolomite layer. The thickness of this section is 15- 110m.

- Middle Section (Z_{2j2}) This section is a yellow grey, thin platy silty, shale, and argillaceous dolomite with interbeddings of calcareous & cal-silicate phosphorite. This middle subsection is the phosphorite ore-bearing stratum. In general, the strike is NNE dipping SEE at an angle of 25°- 40°. The thickness of the section is 8- 15 meters.

- Upper Section (Z_{2j3}) The Upper Subsection It is made up of yellow grey argillaceous dolomite, silty platy shale with inclusion of siliceous dolomite and argillaceous dolomite, usually phosphorus-bearing at the bottom. The thickness of this section is 14.5- 70m.

- Liuchapo Formation (Z_{2l}) The lower part of the Liuchapo Formation is a grey, thick layer of silicalite (a silica rich zeolite) while the upper part is grey, dark grey, thin layer bed of silicalite. The top is a carbonaceous platy shale and there are little limestone and dolomite lenses in local parts. Grey- black banding characteristics are obvious and fissures have developed within the interlaminations. Fine and coarse quartz veins occur within this unit. Thickness of this formation is 38- 110m. It is distributed in central part of the mine area and is conformable with the underlying Jinjiadong Formation.

- Xiaoyanxi Formation, Lower Cambrian (~v1x) This formation can be divided into two lithology subsections. It can be found in the eastern part of Mine Area. The

Xiaoyanxi Formation is conformable with the underlying Liuchapo Formation, Upper Sinian.

- Lower Section (v_{1x1}) The Lower Section of the Xiaoyanxi Formation is made up of black carbonaceous platy shale with thin to medium layers of black silicate, siliceous limestone and small sandy platy shale. Carbon content in lower part is high and can form "stone coal" layers in some places. Siliceous phosphorite lenses and pyrite nodules can be found in the bottom part of this section. Copper mineralization can be found in middle part of the Xiaoyanxi Formation and brochantite ($CuSO_4.3Cu(OH)_2$) is observed separating from surfaces of bands of thin siliceous limestone. Thickness of this section is 250m.
- Upper Section (v_{1x2}) The Upper Section of the Xiaoyanxi Formation is made up of grey black thin layered limestone with a little thin layered dolomitic limestone interbedded, sometimes with carbonaceous platy shale interbedded. The thickness of this section is over 100m. The top of this section is not seen in the Tanjiachang area.
- Igneous Rock There are no igneous rocks outcropping within Tanjiachang Phosphorite Area or the surrounding area. No direct relationship between phosphorite deposits and any igneous rocks has been detected.

Local Geological Structure

Geological structure of mine area is relatively simple in general. The strata strikes NNE and dips SEE. There are two major cross faults, one on each end of the mining lease. These faults shift the strata a few meters to a few tens of meters. Other minor faulting can be expected both crossing and conformable.

Exploration

Exploration at the Simengrong (Tanjiachang) Mine has consisted entirely of artisanal mining methods. There are at least ten exploration adits driven into favorable locations along the mountain side. The artisans essentially find an outcrop move six to ten meters below the bed and drive into the mountain. Those adits, intersect the phosphorite and are turned into producing mines. By building a chute off the end of the

waste pile at the entrance to the adit, the infrastructure for an artisanal mining operation is complete. The transportation infrastructures is completed by building a service road under the chute and loading the phosphorite onto the truck for haulage to the buyer in Chenxi. Contract haulers do the hauling.

These artisan worksites have essentially opened the phosphorite beds for sampling. Both for the sampling done by HHEGCL and by this writer.

No drilling has been done on the property. Some exploratory trenching has been done at the various outcrops along the side hill to test the validity of the above described adit exploration methods. The writer took five samples from the active adits along the strike of the phosphorite bed. The results vary from 19.40% P_2O_5 to 32.86% P_2O_5. The purpose of this sampling was to verify the existence of the phosphorite and test the grade in the adits as a step in the due diligence. The assays of the samples collected serve to verify the existence and grade of the deposit.

Drilling

No drilling has been done on the property.

Trench Sampling

In the upper part of the Simengrong Valley at the northern end of the Mining Lease the phosphorite bed lies parallel to the surface and within a few meters of the surface. Most of this phosphorite bed has been stripped away and sold as fertilizer to the local agriculture industry. Grades from this production are not recorded directly but sampling by the Information Center of Land and Resource Department Hunan Province in 2004 is reported in a paper entitled General Geological Survey Report of Tanjiachang Phosphorite Mining Area Chenxi County of Hunan Province. The sampling is reported in Table 1 in this report . There is a reported enrichment in this "Weathered Ore", near surface material which is said have enriched the production to the reported grade of 28% P_2O_5.

Sample Preparation, Analyses and Security

The sampling on which the Inferred Resource estimate is based, was done by the by Hunan Hengju Geological Exploration Co Ltd. (HHGECL) The following paragraph was taken from a translation of their report and is as follows:

"Sampling

Channel sampling has been done and in total 39 chemical assay samples have been collected with channel scale of width of 10cm and depth 5cm. The sample arrangement is reasonable and with representativeness. The sampling operation is under sampling technique regulation and the quality is good. The samples have been sent to competent and qualified assay lab of Xiangbei Geology and Mineral Resources Experiment and Testing Institute and assay items are P_2O_5 content and small weight ore test." This laboratory is independent of the issuer.

The Xiangbei Geology and Mineral Resources Experiment and Testing Institute is government regulated laboratory operating under license of Ministry of Land & Resources of PRC. and is obliged to meet those official standards.

Basically the sample preparation is identical with most professionally regulated laboratories with the product of the channel sample being crushed to -4mm, split with one fraction crushed to -1mm and split again. Both splits are saved with one of the splits crushed to -0.425mm and split again. One of the splits is stored in a sample library. The other split from the 0.425mm fraction is pulverized to -0.125mm and split again. One of these splits is assayed and the other stored. The assay uses a wet chemical analysis, Determination of the phosphorus pentoxide content using quinoline phosphomolybdate gravimetric and volumetric methods. The analysis is procedure DZ / T 0130.1-2006 using the national standards. This procedure is basically uses a wet chemical method with an XRF finish. This method is catalogued as GB/T 1871.1-1995(2004). This method is recommended for the analysis of the phosphorus, iron, aluminum, calcium and magnesium contents in phosphorus concentrates and phosphorus minerals

This writer has toured several government controlled assay laboratories in China and found them to be clean and professionally run establishments.

In this writers opinion the Chinese geological exploration work is generally carefully and methodically done. The sampling and handling is generally meticulous and the sample preparation follows the guidelines established by the Ministry of Land & Resources of the Central Government of the PRC.

In this case the writer did not supervise the work. The five samples taken by this writer and their handling are covered in the paragraph above. The difference in the grade can be explained by the fact that more or less fines were taken in the writers sample and that the HHGECL took some material from the wall rock. The difference of less than 8% P_2O_5 is not considered significant considering the writer took only five samples. These five samples have confirmed the presence of P_2O_5 and verified the tenor of the mineralization.

In this writers opinion, based on experience with the Chinese exploration procedures, the work done by the Chinese field personnel is up to or exceeds industry standards. Sample preparation and security are good. Analytical procedures are conducted by a government registered laboratory according to a strict set of standards and are more than adequate for this work.

The sampling to date has been minimal. However due to the consistency of the mineralization, and the geological origin of the phosphorite it is considered adequate for an inferred resource estimate.

The company has not undertaken any exploration programs to date.

The artisan miners did not take samples for assay but relied on visual estimates of phosphorite vs. waste rock to establish their mining product.

Data Verification

Five chip and muck samples were taken by this writer. Four samples were taken as chip channel samples across the phosphorite bed, to provide a representative sample of the full width of the bed. The samples were about 2.0 kg in weight and were put into a plastic bag for transport. The muck sample was taken as golf ball sized

fragments from the blasted muck and the samples were 2.0 kg. in weight and were placed in a plastic bag for transport. The locations of the samples were established by GPS. The samples were delivered to the ALS Chemex laboratory in North Vancouver where their standard CRU-30, PUL-31 and SPL-31 were applied as sample preparation. Their analytical Method ME-XRF06 and Method OA-GRA06 was applied and results were sent directly to the writer. These samples were in the personal possession of the writer during the taking of the samples and the while carrying them to Canada, where they were delivered to the laboratory by commercial carrier.

Although there are only five samples in the data verification procedure the writer considers these to be adequate. The reasoning behind this statement is that the phosphorite beds are sedimentary in nature and do not vary significantly from place to place.

Mineral Processing and Metallurgical Testing

Worldwide in 2007 the annual consumption of phosphate rock approached 150 million tons. The marketable phosphate is usually 30% P_2O_5 or higher. The run-of-mine material from the Gaoping mines is bought and paid for by the buyer in Chenxi. This buyer pays according to the quality of the material delivered. The buyer pays ¥160 per tonne for this run of mine material (verbal communication from the artisan miner). Grades in the order of 16% were quoted to this writer by the artisan miners. It appears likely that the buyer is paying for a lower grade material than is actually delivered. The lower grade run-of-mine material needs processing or upgrading to demand the higher price from the buyer. Product with grades of 30% P_2O_5 or better will fetch ¥450 in an open market. Much of the problem with the buyers grade estimate would be eliminated by careful assaying of the material delivered by the seller. The artisan miners are not prepared to assay the material sent to the buyer in Chenxi.

"The processing techniques of phosphate ores depend mostly on the type of associated gangue minerals present in the mined rock. In some cases, simple, inexpensive techniques such as screening or washing are enough to produce the required grade. For example, crushing and screening is used to get rid of the coarse

hard siliceous material, and attrition scrubbing and desliming is used to remove the clayey fine fraction. If silica is the main gangue material, single-stage or double-stage flotation is the conventional mineral processing technique used in this case." "The sedimentary phosphate ores having carbonate-apatite as the main phosphate minerals and contain carbonates (calcite and/or dolomite) representing a challenge in the field of phosphate concentration due to similarity in the physio-chemical properties of surfaces of the ore constituents." "New flotation systems (techniques and reagents) are being developed to treat these challenging phosphate ores. Calcination is another solution for upgrading these difficult-to-treat types of ores. However, calcination is indicted with some controversial drawbacks." (Abdel-Zaher M. Abouzeid , 2007, Cairo University, Faculty of Engineering, Department of Mining, Giza, Egypt).

To date run of mine ore from the Tanjiachang Mines has found sufficient market for the product produced by the artisan miners. Production by the company is not expected to exceed this market demand in the early stages of the development of the project. Further work on beneficiation of the ores will follow once a cash flow is established. At this time the mineralogy of the Tanjiachang deposits has not been established and beneficiation has not been tested.

Mineral Resource Estimates

A sampling program has been completed by the Hunan Hengju Geological Exploration Co. Ltd. (HHGECL) group.

Samples were taken by the Hunan Hengju Geological Exploration Co. Ltd. (HHGECL) in March of 2007, in numerous working places along the Mining Lease and these numbers were used to estimate an overall grade. The grade averages calculated by the HHGECL is 22.58% P_2O_5..

The results of the HHGECL sampling are shown in the following table:

Table 1.

ID	Project	Sample ID	Thickness	Grade	Ore Type	Weight	ID	Project	Sample ID	Thickness	Grade	Ore Type	Weight
1		TC_{15-1}	2.85	24.21	Weathered	2.65	21	XJ_2	XJ_{2-1}	2.70	28.54	Weathered	
2	TC_{16}	TC_{16-1}	2.80	22.22	Weathered	2.98	22	XJ_2	XJ_{2-2}	2.71	19.60	Primary	2.88
3	TC_{17}	TC_{17-1}	2.90	24.66	Weathered	2.83	23	XJ_2	XJ_{2-4}	2.75	26.45	Weathered	
4	TC_{18}	TC_{18-1}	5.35	20.16	Weathered	2.62	24	XJ_2	XJ_2NYM_3	3.10	25.92	Weathered	
5	TC_{19}	TC_{19-1}	3.40	23.71	Weathered	2.55	25	XJ_2	XJ_2SYM_5	3.00	16.22	Primary	
6	TC_{20}	TC_{20-1}	2.90	20.05	Weathered		26	XJ_3	XJ_{3-1}	2.80	26.85	Weathered	
7	TC_{21}	TC_{21-1}	5.20	27.80	Weathered	3.04	27	XJ_3	XJ_{3-2}	2.73	19.50	Primary	2.75
8	TC_{22}	TC_{22-1}	6.00	25.40	Weathered	2.76	28	XJ_3	XJ_{3-4}	2.75	25.46	Weathered	
9	LL_1	LL_{1-1}	2.86	24.86	Weathered		29	XJ_3	XJ_3SYM_3	2.85	24.87	Weathered	
10	LL_1	LL_{1-2}	2.87	19.01	Primary		30	XJ_3	XJ_3SYM_5	2.82	18.46	Primary	
11	LL_2	LL_{2-1}	2.75	16.35	Primary		31	XJ_4	XJ_{4-1}	2.70	27.13	Weathered	
12	LL_3	LL_{3-1}	2.75	24.65	Weathered		32	XJ_4	XJ_{4-2}	2.67	18.30	Primary	2.70
13	LL_3	LL_{3-2}	2.77	17.75	Primary		33	XJ_4	XJ_{4-3}	2.70	26.45	Weathered	
14	LL_4	LL_{4-1}	2.82	17.32	Primary		34	XJ_4	XJ_4NYM_4	2.95	24.92	Weathered	
15	LL_5	LL_{5-1}	2.75	18.35	Primary		35	LL_5	LL_{5-2}	3.80	27.21	Weathered	
16	XJ_1	XJ_{1-1}	2.82	25.25	Weathered		36	LL_5	LL_5SYM_3	3.78	24.02	Weathered	
17	XJ_1	XJ_{1-2}	2.58	18.70	Primary		37	LL_5	LL_5SYM_4	3.70	25.31	Weathered	
18	XJ_1	XJ_{1-4}	2.74	23.37	Weathered		38	LL_6	LL_{6-1}	4.45	23.67	Weathered	
19	XJ_1	XJ_1SYM_3	3.05	26.12	Weathered		39	LL_6	LL_{6-2}	4.05	16.77	Primary	
20	XJ_1	XJ_1SYM_5	2.95	20.05	Primary		40	LL_2	LL_{2-2}	2.55	17.43	Weathered	

"From Resources and Reserves Report on the Gaoping Phosphate Mine Tanjiachang Mine Zone of Chenxi County Hunan Province by Hunan Hengju Geological Exploration Co. Ltd. March 2007"

The above table shows an average thickness of 3.19 meters. An average grade of 22.58% P_2O_5 and an average density of 2.78 tonnes per cubic meter.

The writer did an independent resource calculation using the HHGECL sampling result, drawing cross sections at 100 meter intervals, measuring the distance along the bed of the phosphorite from the 510 meter elevation to the surface. The width used was that recorded by the HHEGCL as the width of the bed according to the sampling record. Applying a horizontal distance of 100 meters between the sections a volume was calculated and using a S.G. of 2.85 a tonnage estimate was made. A grade estimate using a weighted average, weighted by tonnage per section was calculated by the writer to be 24.53%P_2O_5. This grade was used to estimate the phosphorite in the resource.

The tonnage, a summation of the tonnage on each of the sections above the 510 meter elevation, was 2,293,787 tonnes.

The writer took five check samples along this same strike length to verify the validity of the HHGECL work and found a reasonable correspondence. The average of the four samples taken from the phosphorite bed was 28.22% P_2O_5. This grade is slightly higher than that of the work by HHGECL and can most probably be explained by a difference in sampling technique, coarser or finer material with more or less fines, or some other variant such as assaying techniques, etc. The HHGECL sampling crew is believed to have taken some wallrock dilution into their samples, which would account for this difference.


GAOPING
PHOSPHATE
MINES
JIJIAO
SIMENGRONG CREEK
SIMENGRONG
SUGGESTED MAIN HAULAGE ENTRY WITH
ADIT TO BE DRIVEN ALONG THE 440 METER
LEVEL OF THE PHOSPHORITE BED
YANWUCHANG
DAOTOU
N
PHOSPHORITE BED TRACE ON SURFACE
PHOSPHORITE TRACE ON THE 510 m. LEVEL
PHOSPHORITE TRACE ON THE 440 m. LEVEL
CLAIM BOUNDARY
ROAD
TRACK
FAULT
CREEK
MINED OUT AREA
MAIN HAULAGE ENTRY ADIT
STERLING GROUP VENTURES INC.
GAOPING PHOSPHATE MINES

Figure #8 Gaoping Mining Lease with sample locations.
This Map will enlarge without losing detail.

Table #1 RESOURCE CALCULATION FOR THE GAOPING MINING LEASE

SECTION	SAMPLE	ASSAY	WIDTH	DIP LENGTH	TONNAGE	Contained
	Number	grade	meters	meters	tonnes	Kg P2O5
4200	XJ4	25.20	2.80	49.5	39501	9954252
4300	TC17	24.66	2.90	80.5	66533	16407099
4400	TC17	24.66	2.90	101	83477	20585305
4500	XJ3	26.25	2.76	132	103831	27255690
4600	XJ3	26.25	2.76	147	115630	30352928
4700	LL5	27.21	3.80	130	140790	38308959
4800	LL5	27.21	3.80	113	122379	33299326
4900	XJ2	24.96	2.79	95.6	76016	18973678
5000	XJ2	24.96	2.79	102	81105	20243883
5100	XJ2	24.96	2.79	119	94623	23617863
5200	XJ1	22.60	2.70	136	104652	23651352
5300	XJ1	22.60	2.70	153	117734	26607771
5400	TC20	20.03	2.90	180	148770	29798631
5500	TC20	20.03	2.90	175	144638	28970891
5600	LL1	21.93	2.87	169	138234	30314618
5700	LL1	21.93	2.87	164	134144	29417735
5800	TC21	27.80	5.20	129	191178	53147484
5900	TC21	27.80	5.20	194	287508	79927224
6000	LL3	21.19	2.76	131	103045	21835151
		24.53	3.17		2,293,787	562669840

See Figure #8 for sample locations.

The above table was assembled by the writer from cross sections showing the profiles of the deposit every 100 meters. Form these profiles the areas were measured and the tonnage calculated. The grade values were taken from the nearest sample as shown in Figure #8.

The above table shows an average thickness of 3.17 meters. An average grade of 24.53% P_2O_5 and an average density of 2.85 tonnes per cubic meter was used to calculate the tonnage.

Extrapolating and interpolating this sampling to include the phosphorite material within the existing Mining Lease (above the 510 meter elevation), gives a resource estimate of 2.29 million tonnes of 24.53% of P_2O_5 in the inferred category.

Composition of the weathered phosphorite bed.

Table 2.

Item	P_2O_5	SiO_2	Fe_2O_3	Al_2O_3	CaO	MgO	F	Valid P
Industry Requirem	15.00					1.50		
Content	21.69	32.93	3.01	4.72	28.76	1.30	2.03	1.75

From Table 2, we can assess all the components and observe that all the components are benign to ore quality except for a small elevation in the CaO/P_2O_5 ratio.

A review of this sampling data and a resource estimate, separate from the HHGECL work, was made by this writer using the parameters listed below:

- Continuity is assumed throughout the length of the mining lease. This is supported by the many trenches and adits documented along the out crop of the phosphorite.
- The resource was limited at this time to that material above the 510 meter elevation
- The limits of the bed are well defined and visible to the naked eye. These widths are established by the artisanal miners in the various adits and the HHGECL in their sampling work.
- The resource blocks are established along the strike and projected upward to the surface from the trace of the bed at the 510 meters elevation. The tonnage and grade for each block was then calculated from the volume in each block using a Specific Gravity of 2.85 (2.85 tonnes per cubic meter).
- The grade is considered consistent throughout with only small variations. The grade used for each block is that of the average from the HHGECL sampling.

- To calculate the tonnage the length of the block was multiplied by the distance from the 510 meter level to the surface and the S.G. factor applied. The S.G. applied is 2.85 gm/cc. This figure was provided by the HHGECL.
- A weighted average of all the blocks, weighted by tonnage for each block, was then applied to arrive at a total tonnage and grade for the deposit within the Gaoping Mining Lease above the 510 meter elevation.
- This is a new estimate is separate from earlier Chinese estimates.

The estimate includes only that material inside the Mining Lease as it exists today. The beds project outside the lease down dip below the 510 meter elevation and beyond the limits of the Mining Lease and this material has been left out of the estimate. The width of the bed is taken as measured by the HHGECL and is as shown in the table. The grade used for each block is that of the nearest assay available (See Figure #8).

Due to the lack of drill hole information this resource is classified as inferred. However the history of artisan mining along the structure must be taken into account when assessing this property.

The Inferred Resource is estimated at 2,293,787 tonnes at a grade of 24.53% P_2O_5..

Mineral Reserve Estimates

Although mining has taken place all along the structure there are no formal measurements taken away from the mining faces. No drilling has been done and no documented records of costs have been provided. As such no Reserve estimate can be given. Production grades have been estimated by the buyer in Chenxi and are probably lower than actual assay grades. Assay grades were not taken of the production.

Mining Methods

The mining methods recommended will be a variation of the traditional small mine, room and pillar methods, used for many years in small coal mines throughout the

world and with which the Chinese are familiar. The phosphorite bed will be worked in a very similar way as a coal seam. Haulage will be from a main haulage level to the portal using a diesel rubber tired haulage unit and side dump cars. The product will be dumped into a bin for transfer to highway haulage truck to deliver the product to the buyer in Chenxi.

Project Infrastructure

Power line upgrade, an office building, a small weir and pump and a powder magazine are all the infrastructure that will be required. This is a direct shipping product and so no beneficiation is required. Since the mine is to be developed on the phosphorite bed only a limited amount of waste rock will be generated. This waste material will be available for road building etc., in an area where aggregate is scarce.

Market Studies and Contracts

Market studies have not been undertaken at this time. However there is an established local market where the artisan production from the property has been sold. The Chenxi buyer has indicated verbally that he can handle whatever the company might deliver.

Environmental Studies, Permitting and Social or Community Impact

Environment

An Environmental Impact study was conducted in 2006 and has been approved by the Chenxi Bureau of Environmental Protection in 2006. Since the mine is to be small and totally underground, the Social and Community impact is expected to be small and received favorably by the community. (See the "Environmental Impact Study Approval Document" in Appendix II.) Income from industry other than agriculture is expected to be received with enthusiasm.

Permits and Approvals

The Business license is held by Chenxi County Hongyu Mining Co. Ltd. The number of business license of Chenxi County Hongyu Mining Co. Ltd. is 431223000000049 and issued on July 4, 2006.

The mining permit was issued on November 10, 2009 and valid until November 10, 2014. The number of the permit is 4300002009116120048322.

Sterling through its wholly subsidiary – Silver Castle Investments Ltd. has signed acquisition agreement on October 21, 2010, for the Mining Lease. The Chinese government approved the transaction on May 16, 2011 (see approval of certificate) and business license has been obtained on June 15, 2011. The final payment to shareholders of Hongyu for the acquisition was made on July 8, 2011.

The following is the approval of certificate for the business license and mining permit.



№ 9472763

企业法人营业执照

注册号 431223000000049

名称 辰溪县宏宇矿业有限公司

住所 辰溪县辰阳镇东风路

法定代表人姓名 向传亚

注册资本 人民币贰佰万元整

公司类型 有限责任公司

实收资本 人民币贰佰万元整

经营范围 磷矿石收购、加工、销售。※

成立日期 二〇〇六年七月四日

营业期限 ※

二〇〇年 七月 十一日

Figure #4 Former Business License



№ 0472783

中华人民共和国台港澳侨投资企业

批准证书

CERTIFICATE OF APPROVAL

FOR ESTABLISHMENT OF ENTERPRISES WITH INVESTMENT OF TAIWAN, HONGKONG, MACAO AND OVERSEAS CHINESE IN THE PEOPLE'S REPUBLIC OF CHINA

批准号 APPROVAL NUMBER	商外资 湘审 字[2011] 0028 号
进出口企业代码 CODE FOR IMPORT AND EXPORT ENTERPRISE	4300790328296
批准日期 DATE OF APPROVAL	二〇一一 年 月 日 YEAR MONTH DAY
发证日期 DATE OF ISSUE	二〇一一 年 三 月 十六 日 YEAR MONTH DAY
发证序号	4300014343

企业名称 NAME OF ENTERPRISE	中文 CHINESE	辰溪县宏宇矿业有限公司
	英文 ENGLISH	Chenxi County Hongyu Mining Co.Ltd.
企业地址 ADDRESS		怀化市辰溪县辰阳镇东风路
企业类型 TYPE OF BUSINESS		中外合资企业
经营年限 DURATION OF OPERATION		叁拾年
投资总额 TOTAL INVESTMENT		贰佰捌拾伍万元人民币
注册资本 REGISTERED CAPITAL		贰佰万元人民币
经营范围 BUSINESS SCOPE		批定区域锑矿石的开采、加工及产品的销售（需要取得行政许可的，凭按照取得的许可证经营）。

投资者名称（中、英文）NAME OF INVESTORS (IN CHINESE AND ENGLISH)	注册地 PLACE OF REGISTRATION	出资额 CAPITAL CONTRIBUTION
玉雕投资有限公司	香港	出资180万元人民币
陈铭	中国	出资20万元人民币

副本2

Figure #5 Certificate of Approval for Establishment of Enterprises with Investment by Foreigners.



编号:№ 0441054

名　　称	辰溪县[illegible]矿业有限公司
住　　所	湖南省怀化市辰溪县辰阳镇东风路(县政协大院内)
法定代表人	Recul Noel Tsakok
注册资本	人民币贰佰万元整
实收资本	人民币贰佰万元整
公司类型	有限责任公司（台港澳与境内合资）
经营范围	指定区域钼矿石的开采(采矿许可证2003.11.10—2014.11.10)、加工及产品的销售。※

企业法人

营业执照

注 册 号：431223000000049

成立日期：二〇〇六年七月四日

股东(发起人) [illegible]投资有限公司、陈[illegible]

登记机关 怀化市工商行政管理局

二〇一一 年 六 月 十四 日

执照有效期限:二〇三一年六月十三日止

营业期限 自 二〇〇六年七月四日

至 二〇三一年六月十三日

Figure #6 New Business License invested by Silver Castle Investment Ltd.


中华人民共和国
采 矿 许 可 证
（正本）
证号：C4300002009116120048322
采矿权人：辰溪县宏宇矿业有限公司
地　　址：辰溪县谭家场乡
矿山名称：辰溪县谭家场乡高坪磷矿
经济类型：有限责任公司
有效期限：伍年 自 2009年11月10日 至 2014年11月10日
开采矿种：磷矿
开采方式：地下开采
生产规模：10.00万吨/年
矿区面积：0.425平方公里
矿区范围：（见副本）
发证机关
（采矿登记专用章）
二〇〇九年 月 十日
中华人民共和国国土资源部印制

Figure #7 Mining Permit (Underground mining, 100,000 t/a, mining area is 0.425 km2, valid to November 10, 2014)

Capital and Operating Costs

No capital costs are available.

Economic Analysis

There is no analysis of the potential economic viability of the inferred resource meeting the definition of a PEA in NI 43-101.

Adjacent Properties

There are numerous artisan mining operations (without title) along the phosphorite outcrops on the property and these artisan operations are likely to exist to the north and south of the Gaoping property.

No other operations were noted during our visit.

Other Relevant Data and Information

As is the case in other parts China and most other developing countries hidden fees and other costs may well surface as an operator commences production. These hidden costs would have to be taken into account.

Although labor is available in Chenxi County, good skilled labor may have to be imported. The mining contractor would usually take on this responsibility.

A large part of this phosphorite formation is undeveloped and other operators may become interested once a successful operation is underway, introducing competition into the area. As much as possible of the phosphorite beds in Tanjiachang Village Area should be protected.

The development of a concentrator would overcome much of the risk of an intruding competitor by providing a superior product than available from the artisan miners.

One problem with these deposits for a small miner is that the phosphorite bed's, dip angle is a little too shallow to allow the broken ore to slide down the stope footwall and into the boxhole and chute. Production from the stopes will require some scraping with a slusher scraper combination. This increases the costs slightly and an increase in manpower would be required. This feature has been instrumental in discouraging artisan miners from developing the bed up dip.

Observations, Interpretation and Conclusions

During the writers visit, sampling of the faces confirmed the presence of P_2O_5 in the grades comparable to the earlier work. Detailed drilling, trenching or sampling work would not enhance this scenario to any great extent. Drilling of diamond drill holes would not be particularly beneficial as there are several locations along the formation where a short adit (<10meter) would access the phosphorite and could easily provide mining access and at the same time provide product for shipment. Driving adits and small underground workings is generally much cheaper in China than in North America and diamond drilling is much more expensive. Where the target mineralization is very

close to the surface as at Gaoping, driving an adit on the phosphorite bed makes more sense than building access roads and drilling diamond drill holes in this steep country.

Driving of these adits can start immediately and provide additional information with respect to width and grade of the phosphorite. This can be regarded as a bulk sampling program where the sample is sold to the buyer in Chenxi. Income from the sale of the bulk sample will contribute to the support of the bulk sampling program.

Since this is direct shipping mineralization, a very limited infrastructure is required. Since the mineralization is exposed at surface, a number of ways are available to begin the harvest of a saleable product without any further development. Economic parameters can be established as this bulk sampling proceeds.

This property is a small miner's opportunity for a mine with large potential and long life.

The deposits are ideally configured for small scale hand mining. A few miners equipped with Jackleg drills, scrapers and slushers, would be all that is required here. Adit entry to a main haulage and a mine ore bin at surface is all the ancillary equipment required to start production. The mining contractor would supply most of the remainder of the equipment required.

This deposit provides ample opportunities to develop working places repeatedly along the formation and progressively develop into a modern mining operation.

The fact that the deposit is exposed at or near the surface throughout the Mining Lease would allow immediate production without further exploration. The fact that this is a direct shipping grade phosphorite bed precludes the necessity of plant and concentrator and so provides a project requiring very little capitalization. With rented pumps and generators and a contract miner providing the mining equipment the project is ready to mine phosphorite.

Mining should start at the 510 meter elevation and continue to the north along the mineralization. Such a method would drift off the lease to the east within a few hundred meters of the collar of the adit. The lease should be expanded to cover the trace of the phosphorite bed at the 440 level for at least the length of the established Mining Lease.

Risk Analysis

The Gaoping phosphorite deposits are situated in such a position that there is little risk as to the tonnage and grade available on the Mining Lease. The primary exploration work has been done by the artisan miners and sufficient exposures are available to make an evaluation with confidence. The work recommended for the property is bulk sampling combined with mine development and should be considered medium to low risk. A level of confidence with respect to the geological structure and the grades has been achieved based on the exploration development and production of the artisan miners.

Contracts for the mining and the marketing have not been established nor engineered studies completed at this time.

The granting of an expanded mining lease has not been completed at this time.

The geological and mining risks are considered minimal. As is usually the case in China the political risks are present. The writer is not in a position to assess these political risks but the Sterling team appears well connected in China and should be in a good position to handle these risks.

The decision to proceed with production (bulk sampling) without a prefeasibility study involves a greater risk than normal. This is offset by the continual outcrops of phosphorite and artisan workings over a length of 4.6 km. making evaluation of the phosphorite bed relatively easy The fact that there is very little capitalization required for the project and a ready buyer for the product, mitigates that risk to some degree.

Site Inspection

The writer completed a site inspection of the property and infrastructure August 9th and 10th, 2011. The writer reviewed the conditions at the site, together with Sterling's field representative to confirm the presence of the phosphorite and to complete due diligence sampling of the deposit. The results of this sampling are included in Appendix I of this report.

Recommendations

It is therefore recommended that surface mining and several short adit crosscuts (<10 meters) into the phosphorite beds be made so that economic parameters can be established and recovery of the phosphorite from underground can begin immediately. The product of this sampling would be utilized as a bulk sample to provide economic parameters for further engineering studies.

It is recommended that the Mining Lease be expanded to cover the projection of the phosphorite beds down dip to the 440 meter elevation.

The third recommendation is to start a detailed engineering plan to establish an efficient mining operation at Gaoping.

Budget

Start up at Gaoping (Simengrong) Construction of Surface Installation.

Purchase of Surface Equipment buildings etc.........	$	500,000.00
Contingencies	$	10,000.00
Reporting....................................	$	30,000.00
		=============
Subtotal	$	540,00.00

No capital is required for the self-sustaining bulk sampling program.

References

March 2007- *"Resources and reserves Report on Gaoping Phosphate Mine, Tanjiachang Mine Zone of Chenxi County, Hunan Province."* -By: Hunan Hengju Geological Exploration Co., Ltd.

June 8th 2004 – *"General Geological Survey Report of Tanjiachang Phosphorite Mining Area, Chenxi County of Hunan Province."* – by: Information Center of Land and Resource Department, Hunan Province.

Bakr, Amena, 2009, Morocco's OCP to near double phosphate capacity: Manama, Bahrain, Reuters Africa, October 28, 2009. (Accessed October 30, 2009

Drummond, A.J., 2010, Mine makers—Aiming to become a world-class phosphate producer, *in* Phosphates 2010, Brussels, Belgium, March 22-24, 2010, Proceedings: London, United Kingdom, British Sulphur Events, 16 p.

Heller, Patrick, and Prud'homme, Michel, 2010, Fertilizer Outlook 2010-2014, *in* IFA Annual Conference, 78th, Paris, France, May 31–June 2, 2010, Proceedings: Paris, France, International Fertilizer Industry Association, 13 p.

Industrial Minerals, 2009a, Great Quest to explore phosphate: August 12. (Accessed August 14, 2009 at http://www.indmin.com/ Print.aspx?ArticleId=2272848.)

Industrial Minerals, 2009b, Oklo's Mali phosphate start-up: Industrial Minerals, November 16. (Accessed November 16, 2009 at http://www.indmin.com/ Print.aspx?ArticleId=2339415.)

Innophos Holdings, Inc., 2010, Form 10–K-2009: U.S. Securities and Exchange Commission, 96 p.

Jiang, David, 2006, Competence of thermal acid in the China context, *in* Phosphates 2006, Brussels, Belgium, April 23-25, 2006, Proceedings: London, United Kingdom, British Sulphur Events, p. 81-84.

Jasinski, Stephen M. January 2011, Phosphate Rock. U.S. *Geological Survey, Mineral Commodity Summaries.*

Monsanto Company, 2009, Form 10–K—Fiscal year 2009: U.S. Securities and Exchange Commission, 162 p.

Mosaic Company, The, 2010, Form 10–K—Fiscal year 2010: U.S. Securities and Exchange Commission, 230 p.

Potash Corp. of Saskatchewan, 2010, Form 10–K-2009: U.S. Securities and Exchange Commission, 46 p.

Slater, J.V., and Kirby, B.J., 2010, Commercial fertilizers 2008: Columbia, MO, Association of American Plant Food Control Officials, Inc., 41 p.

U.S. Census Bureau, 2010, Fertilizer materials and related chemicals-2009: U.S. Census Bureau MQ325B(09)-5, June, 7 p.

Wainio, Richard, 2009, 2009 state of the port address: Tampa, FL, Tampa Port Authority, December 3, 37 p. (Accessed February 15, 2010, at

Date and Signature Page

Respectfully submitted this 7th day of November, 2013, at Kelowna, B.C..


PROFESSIONAL
PROVINCE OF
N. L. TRIBE
BRITISH COLUMBIA
ENGINEER

N.L.Tribe, P.Eng.

Certificate

I, NORMAN LLOYD TRIBE, P. Eng., of 2611 Springfield Rd. in the City of Kelowna, Province of British Columbia, hereby certify as follows:
I am a Consulting Professional Geological Engineer registered (#11,330) with the Association of Professional Engineers and Geoscientists of British Columbia since 1978.
I am a Consulting Geologist with an office at 2611 Springfield Road, Kelowna, B.C., V1X 1B9.
I am independent of Sterling Group Ventures Inc., Hong Kong Silver Castle Investments and Chenxi County Hongyu Mining Co. as defined in Section 1.4 of NI43-101. I have no interest, past or present either company or in the Tanjiachang Phosphorite property nor do I have any intention of having any interest in the future. I have not had prior involvement with the property that is the subject of the Technical Report.

I am a registered Professional Engineer of the Province of British Columbia. Registration Number 11330.
I graduated with a degree of Bachelor of Applied Science in geological Engineering, from the University of British Columbia in 1964.
I have worked as a geological engineer for a total of 49 years since my graduation from the University of B.C. I have read the definition of "qualified person" set out in National Instrument 43-101 ("NI 43-101") and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a "qualified person" for the purposes of NI 43-101.

Although I have limited experience in phosphorite mineralization in particular I have wide ranging experience in bedded deposits such as the Tanjiachang phosphorite. My experience in property evaluation has covered more than 50 countries and hundreds of properties throughout the world. I have extensive knowledge of sampling and assay techniques more than adequate to evaluate a property at its preliminary stage of development.

I am responsible for the technical report entitled "Property Evaluation Report for the Gaoping Phosphate Property Tanjiachang Phosphorite Area, Chenxi County, Hunan Province, Peoples Republic of China" dated November 1st, 2011, and amended November 7, 2013. I visited the *Gaoping property on August 9th and 10th* 2011.

I am not aware of any material fact or material change with respect to the subject matter of the Technical Report that is not reflected in the Technical Report, the omission to disclose which makes the Technical Report misleading. As of the date of this certificate, to the best of my knowledge, information and belief, the Technical Report contains all scientific and technical information that is required to be disclosed to make the Technical Report not misleading.

I am independent of the issuer applying all of the tests in section 1.4 of National Instrument 43-101.

I have read National Instrument 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with that instrument and form.

I consent to the filing of the Technical Report with any stock exchange and other regulatory authority and any publication by them for regulatory purposes, including electronic publication in the public company files on their websites accessible by the public, of the Technical Report.

This report dated November 1st, 2011, and amended November 7, 2013, is based on data collected from published sources, from the files of Sterling Group Ventures Inc. and by the writer during a visit to the property an August 9th and 10th, 2011, and from samples collected at the site, August 10th, 2011.
Dated at Kelowna, Province of British Columbia this 11th day of November, 2013.

Norman Lloyd Tribe, P. Eng. Consulting Geologist.
Email: nta@shaw.ca
Tel: (250) 860 7661

Consent of Qualified Person

TO: British Columbia Securities Commission
Alberta Securities Commission
TSX Venture Exchange Inc.

RE: Property Evaluation Report on the Gaoping Phosphate Property, Tanjiachang Phosphorite Area, Chenxi County, Hunan Province, Peoples Republic of China dated November 1st, 2011, and amended November 11, 2013, (the "Report").

I, the undersigned, am the author of the Amended Report. I hereby consent to the SEDAR filing and/or public filing in any other manner of the Amended Report with the offices of the British Columbia Securities Commission. I further hereby consent to the use of extracts from, or a summary of, the Amended Report, in the news release issued on November 25 2013 (the new release).

I confirm that I have read the news release and that the disclosure in the news release fairly represents the information in this Amended Report.

I do not have any reason to believe that there are any misrepresentations in the information contained in the news release that is derived from the Amended Report or that the written disclosure contains any misrepresentation of the information contained in the Amended Report. Or that the news release made for the purpose of continuous disclosure of the activities of Sterling Group Ventures Inc. , contains any misrepresentation of the information contained in the Amended Technical Report.

DATED this 4th day of December, 2013.

Norman Tribe, P. Eng.
Qualified Person

Appendix I Assay Certificates


PROFESSIONAL
PROVINCE
OF
N. L. TRIBE
BRITISH
COLUMBIA
ENGINEER

ALS Canada Ltd.
2103 Dollarton Hwy
North Vancouver BC V7H 0A7
Phone: 604 984 0221 Fax: 604 984 0218 www.alsglobal.com

ALS Minerals

To: N. TRIBE & ASSOCIATES LTD.
2611 SPRINGFIELD RD.
KELOWNA BC V1X 1B9

Page: 1
Finalized Date: 16-SEP-2011
Account: NTRIBE

CERTIFICATE VA11162816

Project:
P.O. No.:
This report is for 5 Rock samples submitted to our lab in Vancouver, BC, Canada on 17-AUG-2011.

The following have access to data associated with this certificate:
N. TRIBE

SAMPLE PREPARATION

ALS CODE	DESCRIPTION
WEI-21	Received Sample Weight
LOG-22	Sample login - Rcd w/o BarCode
CRU-31	Fine crushing - 70% <2mm
SPL-21	Split sample - riffle splitter
PUL-31	Pulverize split to 85% <75 um
PUL-QC	Pulverizing QC Test

ANALYTICAL PROCEDURES

ALS CODE	DESCRIPTION	INSTRUMENT
ME-XRF06	Whole Rock Package - XRF	XRF
OA-GRA06	LOI for ME-XRF06	WST-SIM

To: N. TRIBE & ASSOCIATES LTD.
ATTN: N. TRIBE
2611 SPRINGFIELD RD.
KELOWNA BC V1X 1B9

This is the Final Report and supersedes any preliminary report with this certificate number. Results apply to samples as submitted. All pages of this report have been checked and approved for release.

Signature:
Colin Ramshaw, Vancouver Laboratory Manager

ALS Minerals

ALS Canada Ltd.
2103 Dollarton Hwy
North Vancouver BC V7H 0A7
Phone: 604 984 0221 Fax: 604 984 0218 www.alsglobal.com

To: N. TRIBE & ASSOCIATES LTD.
2611 SPRINGFIELD RD.
KELOWNA BC V1X 1B9

Finalized Date: 16-SEP-2011
Account: NTRIBE

CERTIFICATE OF ANALYSIS VA11162816

Sample Description	Method Analyte Units LOR	WEI-21 Recvd Wt. kg 0.02	ME-XRF06 SiO2 % 0.01	ME-XRF06 Al2O3 % 0.01	ME-XRF06 Fe2O3 % 0.01	ME-XRF06 CaO % 0.01	ME-XRF06 MgO % 0.01	ME-XRF06 Na2O % 0.01	ME-XRF06 K2O % 0.01	ME-XRF06 Cr2O3 % 0.01	ME-XRF06 TiO2 % 0.01	ME-XRF06 MnO % 0.01	ME-XRF06 P2O5 % 0.001	ME-XRF06 SrO % 0.01	ME-XRF06 BaO % 0.01	ME-XRF06 LOI % 0.01
WP53		1.18	25.70	1.53	0.92	38.72	0.43	0.14	0.55	<0.01	0.03	0.05	28.176	0.12	0.13	1.90
WP54		0.90	19.14	1.34	1.15	42.75	0.24	0.15	0.40	<0.01	0.05	0.04	31.841	0.15	0.09	1.57
WP56		0.96	49.30	0.91	0.44	26.99	0.15	0.10	0.14	<0.01	<0.01	0.01	19.400	0.10	0.03	1.59
WP57		0.56	15.74	1.20	1.41	44.12	0.20	0.18	0.39	<0.01	0.03	0.02	32.859	0.17	0.20	1.62
WP85		0.46	68.90	9.68	4.51	2.78	1.11	0.06	2.51	0.01	0.87	0.01	2.152	0.01	0.18	5.36

ALS Canada Ltd.
2103 Dollarton Hwy
North Vancouver BC V7H 0A7
Phone: 604 984 0221 Fax: 604 984 0218 www.alsglobal.com

To: **N. TRIBE & ASSOCIATES LTD.**
2611 SPRINGFIELD RD.
KELOWNA BC V1X 1B9

Finalized Date: 16-SEP-2011
Account: NTRIBE

CERTIFICATE OF ANALYSIS VA11162816

Sample Description	Method Analyte Units LOR	ME-XRF06 Total % 0.01
WP53		98.39
WP54		98.91
WP56		99.15
WP57		98.13
WP85		98.12

ALS Minerals
ALS Canada Ltd.
2103 Dollarton Hwy
North Vancouver BC V7H 0A7
Phone: 604 984 0221 Fax: 604 984 0218 www.alsglobal.com

To: N. TRIBE & ASSOCIATES LTD.
2611 SPRINGFIELD RD.
KELOWNA BC V1X 1B9

Finalized Date: 12-OCT-2011
Account: NTRIBE

CERTIFICATE VA11194996

Project:
P.O. No.:
This report is for 5 Rock samples submitted to our lab in Vancouver, BC, Canada on 28-SEP-2011.
The following have access to data associated with this certificate:
N. TRIBE

SAMPLE PREPARATION

ALS CODE	DESCRIPTION
FND-02	Find Sample for Addn Analysis

ANALYTICAL PROCEDURES

ALS CODE	DESCRIPTION	INSTRUMENT
ME-MS81	38 element fusion ICP-MS	ICP-MS

To: N. TRIBE & ASSOCIATES LTD.
ATTN: N. TRIBE
2611 SPRINGFIELD RD.
KELOWNA BC V1X 1B9

This is the Final Report and supersedes any preliminary report with this certificate number. Results apply to samples as submitted. All pages of this report have been checked and approved for release.

Signature:
Colin Ramshaw, Vancouver Laboratory Manager

ALS Minerals

ALS Canada Ltd.
2103 Dollarton Hwy
North Vancouver BC V7H 0A7
Phone: 604 984 0221 Fax: 604 984 0218 www.alsglobal.com

To: N. TRIBE & ASSOCIATES LTD.
2611 SPRINGFIELD RD.
KELOWNA BC V1X 1B9

Finalized Date: 12-OCT-2011
Account: NTRIBE

CERTIFICATE OF ANALYSIS VA11194996

Sample Description	Method / Analyte / Units / LOR	ME-MS81 Ba ppm 0.5	ME-MS81 Ce ppm 0.5	ME-MS81 Co ppm 0.5	ME-MS81 Cr ppm 10	ME-MS81 Cs ppm 0.01	ME-MS81 Dy ppm 0.05	ME-MS81 Er ppm 0.03	ME-MS81 Eu ppm 0.03	ME-MS81 Ga ppm 0.1	ME-MS81 Gd ppm 0.05	ME-MS81 Hf ppm 0.2	ME-MS81 Ho ppm 0.01	ME-MS81 La ppm 0.5	ME-MS81 Lu ppm 0.01	ME-MS81 Mo ppm 2
WP53		1255	38.2	1.2	20	0.57	5.50	3.53	1.47	2.9	6.05	0.4	1.23	29.4	0.37	<2
WP54		865	36.4	1.6	20	0.57	5.37	3.36	1.36	2.9	6.10	0.5	1.15	33.3	0.34	<2
WP56		364	8.4	0.7	20	0.53	1.35	0.94	0.41	1.3	1.37	0.2	0.30	7.8	0.12	<2
WP57		1900	27.5	1.5	20	0.34	3.87	2.55	1.03	1.6	4.33	0.3	0.86	26.1	0.26	<2
WP65		1855	45.5	5.8	120	4.23	5.83	3.77	1.28	14.2	5.89	3.4	1.26	31.2	0.48	7

ALS Minerals

ALS Canada Ltd.
2103 Dollarton Hwy
North Vancouver BC V7H 0A7
Phone: 604 984 0221 Fax: 604 984 0218 www.alsglobal.com

To: N. TRIBE & ASSOCIATES LTD.
2611 SPRINGFIELD RD.
KELOWNA BC V1X 1B9

Finalized Date: 12-OCT-2011
Account: NTRIBE

CERTIFICATE OF ANALYSIS VA11194996

Sample Description	Method / Analyte / Units / LOR	ME-MS81 Nb ppm 0.2	ME-MS81 Nd ppm 0.1	ME-MS81 Pr ppm 0.03	ME-MS81 Rb ppm 0.2	ME-MS81 Sm ppm 0.03	ME-MS81 Sn ppm 1	ME-MS81 Sr ppm 0.1	ME-MS81 Ta ppm 0.1	ME-MS81 Tb ppm 0.01	ME-MS81 Th ppm 0.05	ME-MS81 Tl ppm 0.5	ME-MS81 Tm ppm 0.01	ME-MS81 U ppm 0.05	ME-MS81 V ppm 5	ME-MS81 W ppm 1
WP53		3.0	25.7	6.38	12.9	5.11	<1	1130	0.2	0.82	1.57	<0.5	0.44	7.47	25	2
WP54		1.7	26.9	6.75	10.8	5.43	<1	1505	0.1	0.82	1.56	<0.5	0.44	9.25	29	2
WP56		0.7	5.6	1.39	5.0	1.17	<1	1005	<0.1	0.20	0.67	<0.5	0.13	3.33	14	1
WP57		1.1	19.8	4.84	6.5	3.93	<1	1575	0.1	0.57	1.16	<0.5	0.32	7.83	33	2
WP85		10.3	27.6	7.14	60.9	5.90	1	139.5	0.7	0.88	6.81	0.7	0.52	10.70	136	4

ALS Minerals

ALS Canada Ltd.
2103 Dollarton Hwy
North Vancouver BC V7H 0A7
Phone: 604 984 0221 Fax: 604 984 0218 www.alsglobal.com

To: N. TRIBE & ASSOCIATES LTD.
2611 SPRINGFIELD RD.
KELOWNA BC V1X 1B9

Finalized Date: 12-OCT-2011
Account: NTRIBE

CERTIFICATE OF ANALYSIS VA11194996

Sample Description	Method Analyte Units LOR	ME-MS81 Y ppm 0.5	ME-MS81 Yb ppm 0.03	ME-MS81 Zr ppm 2
WP53		55.2	2.65	19
WP54		54.1	2.42	20
WP56		12.4	0.79	9
WP57		39.6	1.86	14
WP85		42.0	3.37	133

Appendix II Environment Impact Study Approval

In Mandarin

预审意见：

该项目可行，同意环评意见。

公章

经办人：罗主衡　　　　2006 年 9 月 16 日

下一级环境保护行政主管部门审查意见：

同意该项目建设，但项目在建设过程中必须按照《报告表》提出的具体治理措施进行项目设计和建设，并及时落实污染治理资金，项目建成投产后，必须依照《报告表》提出的环保治理措施要求进行项目环保验收，且经环保验收合格后方可正式投入生产。同时，业主必须按所签订的目标责任书的要求执行。

公章

经办人：杨政　　　　2006 年 9 月 18 日